UNITED STATES

SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2008

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

(Former name or former address,  if changed since last report)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

The information contained in Item 2.01 of this report is hereby incorporated by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets

On April 4, 2008, AEP Industries Inc. (the “Company”) completed the sale of its wholly-owned subsidiary in the Netherlands, AEP Industries Nederland B.V., to Euro-M Flexible Packaging S.A. and Ghlin S.r.L (the “Buyers”).  Pursuant to a Share Purchase Agreement, dated April 4, 2008, among the Company and the Buyers, the Company received in cash approximately $28.3 million (approximately $4.7 million for the shares of AEP Industries Nederland B.V. and approximately $23.6 million for the settlement of all intercompany loans), prior to the payment of fees and closing  and other costs of approximately $1.5 million.  The Buyers also assumed all third party debt totaling approximately $12.0 million and approximately $5.7 million of unfunded pension obligations of AEP Industries Nederland B.V. outstanding as of the closing date.  On April 4, 2008, the Company issued a press release related to the foregoing, which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

AEP Industries Nederland B.V. is a component of an entity as defined in Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, and as such , its results of operations and the results of this transaction will be presented as discontinued operations in our consolidated financial statements for the  second quarter of fiscal 2008.  In addition, the prior period financial statements will reflect the reclassification of AEP Industries Nederland B.V. from continuing operations to discontinued operations.  We estimate that discontinued operations for the second quarter ending April 30, 2008 will include approximately $11.1 million of gain from disposition before tax ($8.4 million after tax) consisting of approximately $1.9 million of gain from disposition, after an estimate of costs to sell of approximately $1.5 million, reclassification of AEP Industries Nederland B.V accumulated foreign currency translation gains into income in the amount of $2.4 million, and $6.8 million of realized foreign currency exchange gains resulting from the settlement of all intercompany loans, denominated in Euros ($5.6 million of which had been previously recognized in accumulated other comprehensive income at January 31, 2008).

The foregoing summary of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the agreement attached hereto as Exhibit 2.1, which is hereby incorporated by reference.

The Share Purchase Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Share Purchase Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of such agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Share Purchase Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third party beneficiaries under the Share Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any its respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.         Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

The unaudited pro forma information required by Item 9.01(b) is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

(d) Exhibits

Exhibit No.	Description
2.1

Share Purchase Agreement, dated April 4, 2008, by and among AEP Industries Inc., and Euro-M Flexible Packaging S.A. and Ghlin S.r.L. The Company agrees to furnish any omitted schedules and exhibits upon the request of the Securities and Exchange Commission.

99.1	Press release, dated April 4, 2008.

99.2	Unaudited pro forma consolidated financial statements.

(i) Unaudited pro forma consolidated statements of operations for the three months ended January 31, 2008 and for each year in the three-year period ended October 31, 2007.

(ii) Unaudited pro forma consolidated balance sheet as of January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: April 10, 2008	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

EXHIBITS

Exhibit No.	Description
2.1

Share Purchase Agreement, dated April 4, 2008, by and among AEP Industries Inc., and Euro-M Flexible Packaging S.A. and Ghlin S.r.L. The Company agrees to furnish any omitted schedules and exhibits upon the request of the Securities and Exchange Commission.

99.1	Press release, dated April 4, 2008.

99.2	Unaudited pro forma consolidated financial statements.

(i) Unaudited pro forma consolidated statements of operations for the three months ended January 31, 2008 and for each year in the three-year period ended October 31, 2007.

(ii) Unaudited pro forma consolidated balance sheet as of January 31, 2008.